                                                                   Exhibit 16.01


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sir/Madams:

We have read and agree with the comments in Item 9 of this Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 1999.


Yours Truly,


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Columbus, Ohio
September 2, 1999